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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78243) pertaining to the Triad Hospitals, Inc. Retirement Savings Plan of Triad Hospitals, Inc. of our report dated May 15, 2001, with respect to the financial statements and schedule of the Triad Hospitals, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


Dallas, Texas
June 28, 2001
                                                /s/ Ernst & Young LLP
                                                -------------------------
                                                    Ernst & Young LLP